As filed with the Securities and Exchange Commission on September 27, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	46-0484987
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald J. Kramer

Wynn Resorts, Limited

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies To:

Kim Sinatra Wynn Resorts, Limited 3131 Las Vegas Boulevard South Las Vegas, Nevada 89109 (702) 770-7555	Jerome L. Coben Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 (213) 687-5000

From time to time after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ proposed maximum offering price per unit/ proposed maximum aggregate offering price/ amount of registration fee
Common Stock, par value $.01 per share	(1)
(1)	This registration statement registers an unspecified amount of common stock as may from time to time be offered at an indeterminate price. The registrant is relying upon Rules 456(b) and 457(r) under the Securities Act to defer payment of the registration fee.

PROSPECTUS

Under this prospectus, we may offer from time to time shares of our common stock to the public.

Prospectus supplements will be filed and other offering material may be provided at later dates that will contain specific terms of each offering of shares of our common stock.

Our common stock is quoted on The Nasdaq Global Select Market under the symbol “WYNN.” Our principal executive offices are located at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

We urge you to read carefully this prospectus and any prospectus supplement and any other offering material filed or provided by us before you make your investment decision.

Investing in our common stock involves risks. See “ Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Neither the Nevada Gaming Commission, the Nevada State Gaming Control Board, nor any other gaming authority has passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement or the investment merits of the common stock or debt securities offered hereby. Any representation to the contrary is unlawful.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is September 27, 2007.

Unless the context otherwise requires or unless otherwise specified, all references in this prospectus to “Wynn Resorts,” “the Company,” “we,” “us” or “our,” or similar terms, refer to Wynn Resorts, Limited and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell the common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the common stock we may offer. Each time we sell common stock pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in our common stock involves risks. You are urged to read and carefully consider the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference into this prospectus, and in documents we file with the SEC after the date of this prospectus and which are incorporated by reference into this prospectus, as described below under the heading “Incorporation by Reference.” Before making an investment decision, you should carefully consider these risks as well as other information we incorporate by reference in this prospectus. The risks and uncertainties that we have described are not the only ones facing us. The prospectus supplement applicable to each offering of common stock will contain additional information about risks applicable to an investment in us and shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with these requirements file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an

Internet site at http://www.sec.gov (not an active hyperlink) that contains reports, proxy and information statements, and other information regarding issuers, like Wynn Resorts, that file electronically with the SEC. Our filings with the SEC also may be accessed through our Internet website at http://www.wynnresorts.com (not an active hyperlink). Our website, and the information contained in, accessible from or connected to our website, shall not be deemed to be incorporated into, or otherwise constitute a part of, this prospectus.

INCORPORATION BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means that:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information that we file in the future with the SEC automatically will update and supersede earlier information contained or incorporated by reference in this prospectus.

We are incorporating by reference in this prospectus the following documents filed with the SEC:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2006;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2007 and June 30, 2007;

•	our current reports on Form 8-K filed on January 11, 2007, February 1, 2007, April 13, 2007, June 7, 2007, June 15, 2007, June 21, 2007, June 29, 2007 and July 5, 2007;

•	the description of our common stock set forth in our Registration Statement on Form 8-A, filed on October 7, 2002 (File No. 000-50028); and

•

all other documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to termination of the offering of the securities hereunder.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any additional information. Any statement contained in this prospectus, or a document incorporated or deemed to be incorporated by reference in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of the documents incorporated by reference in this prospectus are available from us upon request. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus, without charge to the requester, upon written or oral request. Exhibits to information incorporated by reference in this prospectus will not be sent, however, unless those exhibits have specifically been incorporated by reference in such information. Requests for such copies should be directed to the following:

Wynn Resorts, Limited

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7555

Attention: Vice President—Investor Relations

Except as provided above, no other information, including information on our internet site (http://www.wynnresorts.com), is incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in this prospectus, contain statements that are forward-looking, including, but not limited to, statements relating to our business strategy and development activities as well as other capital spending, financing sources, the effects of regulation (including gaming and tax regulations), expectations concerning future operations, margins, profitability and competition. Any statements contained in this prospectus, including the documents incorporated by reference in this prospectus, that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, in some cases you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “would,” “could,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “continue” or the negative of these terms or other comparable terminology. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by us. These risks and uncertainties include, but are not limited to:

•	conditions precedent to funding under the agreements governing the disbursement of the proceeds of certain of our debt and equity offerings and borrowings under our credit facilities;

•	competition in the casino/hotel and resort industries;

•	completion of the second phase of our Wynn Macau casino resort on time and within budget;

•	completion of Encore on time and within budget;

•	our intention to fund a substantial portion of the development and construction costs of Encore with anticipated cash flows generated at Wynn Las Vegas;

•	doing business in foreign locations such as Macau (including the risks associated with Macau’s developing gaming regulatory framework);

•	new development and construction activities of competitors;

•	our limited operating history;

•	our dependence on Stephen A. Wynn and existing management;

•	our dependence on a limited number of properties for all of our cash flow;

•	leverage and debt service (including sensitivity to fluctuations in interest rates);

•	levels of travel, leisure and casino spending;

•	general domestic or international economic conditions;

•	pending or future legal proceedings;

•	changes in federal or state tax laws or the administration of such laws;

•	changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions);

•	applications for licenses and approvals under applicable jurisdictional laws and regulations (including gaming laws and regulations);

•

the impact that an outbreak of an infectious disease, such as avian flu, or the impact of a natural disaster, such as the tsunami which struck southeast Asia in December 2004, may have on the travel and leisure industry; and

•	the consequences of the war in Iraq and other military conflicts in the Middle East and any future security alerts and/or terrorist attacks.

Further information on potential factors that could affect our financial condition, results of operations and business are included in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, and our other filings with the SEC. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us. We undertake no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus.

THE COMPANY

We are a developer, owner and operator of destination casino resorts. We currently own and operate Wynn Las Vegas, a destination casino resort in Las Vegas, Nevada, which opened on April 28, 2005, and Wynn Macau, a destination casino resort in the Macau Special Administrative Region of the People’s Republic of China, which opened on September 6, 2006. In addition, on April 28, 2006, we commenced construction of Encore at Wynn Las Vegas, a hotel casino resort which, when completed, will be fully integrated with Wynn Las Vegas. We are also currently expanding Wynn Macau and in November 2006, announced “Wynn Diamond Suites” an additional hotel tower for Wynn Macau. Until the opening of Wynn Las Vegas in 2005, we were solely a development stage company.

The following table sets forth information about our operating properties as of July 2007:

	Hotel Rooms & Suites	Approximate Casino Square Footage	Number of Table Games	Number of Slots
Wynn Las Vegas	2,716	111,000	146	1,975
Wynn Macau	600	130,000	283	708

Wynn Las Vegas

We believe Wynn Las Vegas is the preeminent destination casino resort on the Strip in Las Vegas. Wynn Las Vegas features:

•	An approximately 111,000 square foot casino offering 24-hour gaming and a full range of games, including private baccarat salons, a poker room, and a race and sports book;

•

Luxury hotel accommodations in 2,716 spacious hotel rooms, suites and villas (in 2006, the Tower Suites at Wynn Las Vegas became the only casino resort in the world to receive both the Mobil Five Star and AAA Five Diamond distinctions);

•	22 food and beverage outlets featuring signature chefs, including the AAA Five Diamond and Mobil Five Star award-winning restaurant, Alex;

•	A Ferrari and Maserati automobile dealership;

•	Approximately 74,000 square feet of high-end, brand-name retail shopping, including stores and boutiques featuring Brioni, Chanel, Dior, Graff, Jean-Paul Gaultier, Louis Vuitton and Manolo Blahnik;

•	Recreation and leisure facilities, including an 18-hole golf course, five swimming pools, private cabanas and full service spa and salon; and

•	Two showrooms, a nightclub and lounge entertainment.

In March 2007, we remodeled the Le Rêve Theatre to enhance the customer experience. The theatre went from 2,087 to 1,606 seats providing additional room for guests and a more intimate experience. The remodel effort lasted approximately 30 days from March 6, 2007 through April 4, 2007, during which time there were no performances of Le Rêve. Also, in March 2007, we commenced performances of “Monty Python’s Spamalot” in our Grail Theatre.

The resort, which is located at the intersection of the Las Vegas Strip and Sands Avenue, occupies approximately 217 acres of land fronting the Las Vegas Strip and approximately 18 additional acres across Sands Avenue, a portion of which is utilized for employee parking.

Encore at Wynn Las Vegas

We are constructing Encore on approximately 20 acres on the Las Vegas Strip, immediately adjacent to Wynn Las Vegas. Encore’s current plans include a 2,034 all-suite hotel tower fully integrated with Wynn Las Vegas, an approximately 72,000 square foot casino, additional convention and meeting space, as well as restaurants, a nightclub, swimming pools, a spa and salon and retail outlets. We continue to refine the final design of Encore. Encore is expected to open in early 2009. Our project budget is currently estimated at approximately $2.2 billion, consisting of approximately $2.1 billion for Encore and approximately $100 million for an employee parking garage on our Koval property, an associated pedestrian bridge and costs incurred in connection with the theatre remodeling and production of “Monty Python’s Spamalot” at Wynn Las Vegas, which opened March 2007.

Wynn Macau

We opened Wynn Macau on September 6, 2006. Wynn Macau is located on 11 acres of a total site area of 16 acres of land and features:

•	An approximately 130,000 square foot casino offering 24-hour gaming and a full range of games, including private gaming salons;

•	Luxury hotel accommodations in 600 rooms and suites;

•	Casual and fine dining in five restaurants;

•

Approximately 26,000 square feet of high-end, brand-name retail shopping, including stores and boutiques featuring Bulgari, Chanel, Dior, Fendi, Giorgio Armani, Louis Vuitton, Piaget, Prada, Tiffany, and others;

•	Recreation and leisure facilities, including a health club, pool and spa; and

•	Lounges and meeting facilities.

Construction and development continues on the second phase. This phase includes additional gaming space, a dramatic front feature attraction, a theater showroom and additional food, beverage and retail amenities. In September 2007, we opened approximately 20,000 square feet of additional gaming space and one restaurant at Wynn Macau in this second phase. The remaining portion of the expansion is expected to open by Chinese New Year, 2008. After the completion of the expansion, Wynn Macau is expected to have a total of approximately 380 table games and 1,200 slot machines.

In July 2007, Wynn Macau S.A. issued a notice to proceed to the general contractor with respect to approximately $347.8 million of construction costs relating to the construction of Wynn Diamond Suites. While the complete project budget is still being finalized, we expect the costs to be in the range of $550 to $600 million. We expect Wynn Diamond Suites to open to the public in the first half of 2010. First announced in November 2006, Wynn Diamond Suites will be fully integrated into Wynn Macau and is expected to have 400 luxury suites and villas.

We operate Wynn Macau under a 20-year casino concession agreement granted by the Macau government in June 2002.

Cotai Development

We have submitted an application to the Macau government for a concession of land in Cotai. We recently reconfigured our site plan for 52 acres and are awaiting final approval.

Company Information

Our principal executive offices are located at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, telephone (702) 770-7555.

USE OF PROCEEDS

Unless otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds of any securities sold by us for general corporate purposes.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of common stock, certain legal matters regarding the offering of the common stock pursuant to this prospectus will be passed upon for us by Brownstein Hyatt Farber Schreck, P.C., Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of Wynn Resorts, Limited appearing in Wynn Resorts, Limited’s Annual Report on Form 10-K for the year ended December 31, 2006 (including financial statement schedules appearing therein) and Wynn Resorts, Limited’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements, and related financial statement schedules, of Wynn Resorts, Limited as of the year ended December 31, 2005 and for each of the two years in the period ended December 31, 2005, incorporated in this prospectus by reference from Wynn Resorts’ Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by the Registrant in connection with the registration and sale of the securities being registered hereby. All of such fees and expenses are estimated.

SEC registration fee	$	*
Accounting fees and expenses		50,000
Legal fees and expenses		200,000
Printing fees and expenses		25,000
Nasdaq listing fee		**
Miscellaneous		5,000

Total	$	**

*	Payable in accordance with Rules 456(b) and 457(r).
**	This information is unknown at the time of filing.

Item 15. Indemnification of Directors and Officers

The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or in the right of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify its officers and directors against expenses, including amounts paid in settlement, actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action by or in the right of the corporation by reason of his or her official position with the corporation, provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the laws or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. The Nevada Revised Statutes further provides that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation as a settlement, unless a court also determines that the officer or director is entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends the action.

Wynn Resorts’ bylaws provide that it will indemnify its directors and officers to the maximum extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law. In addition, Wynn Resorts has entered into separate indemnification agreements with its directors and officers that require Wynn Resorts, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service other than liabilities arising from willful misconduct of a culpable nature. Wynn Resorts also intends to maintain director and officer liability insurance, if available on reasonable terms.

Item 16. Exhibits

Exhibit No.	Description
4.1	Second Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Amendment No. 4 to the Form S-1 filed by the Registrant on October 7, 2002 (File No. 333-90600))

4.2	Fourth Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to the Quarterly Report on Form 10-Q filed by the Registrant on August 9, 2007)

*5.1	Opinion of Brownstein Hyatt Farber Schreck, P.C.

*23.1	Consent of Ernst & Young LLP

*23.2	Consent of Deloitte & Touche LLP

*23.3	Consent of Brownstein Hyatt Farber Schreck, P.C. (included in Exhibit 5.1)

*24	Powers of Attorney of officers and directors of Wynn Resorts, Limited (included on signature page of this Registration Statement)

*	Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement and or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes:

(1) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to

Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof,

(2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;

(3) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and

(4) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 27th day of September, 2007.

WYNN RESORTS, LIMITED

By:	/S/ STEPHEN A. WYNN
Stephen A. Wynn Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Wynn, Ronald J. Kramer, John Strzemp and Kim Sinatra, and each of them acting individually, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462 under the Securities Act and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on September 27, 2007.

/s/ STEPHEN A. WYNN Stephen A. Wynn	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ JOHN STRZEMP John Strzemp	Executive Vice President—Chief Financial Officer (Principal Financial and Accounting Officer)

Kazuo Okada	Director

/s/ RONALD J. KRAMER Ronald J. Kramer	Director

/s/ ROBERT J. MILLER Robert J. Miller	Director

S-1

John A. Moran	Director

/s/ ALVIN V. SHOEMAKER Alvin V. Shoemaker	Director

D. Boone Wayson	Director

/s/ ELAINE P. WYNN Elaine P. Wynn	Director

/s/ ALLAN ZEMAN Allan Zeman	Director

S-2